EXHIBIT 99.1


     GUARANTEE, dated as of December 15, 1994, made by Paramount Communications Inc., a Delaware corporation (the "Guarantor"), in favor of the holders of the 6-5/8% Senior Notes (the "Notes") due 1998 of Viacom Inc. ("Viacom").

                                  WITNESSETH:
                                  -----------

     SECTION 1. Guarantee. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Notes (the "Obligations"), according to the terms of such Notes as more fully described in the Indenture dated as of February 1, 1993, between Viacom (as successor to Blockbuster Entertainment Corporation) and Bank of America Illinois (formerly known as Continental Bank, National Association) (the "Trustee"), as trustee, as supplemented by the First Suppl emental Indenture dated as of September 29, 1994 among Blockbuster Entertainment Corporation, Viacom and the Trustee (as amended, modified or otherwise supplemented from time to time, referred to herein as the "Indenture").

     SECTION 2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of holder of the Notes with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

     (i) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the Indenture;

   (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

    (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Viacom, or a guarantor.





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     SECTION 3. Waiver.  The  Guarantor  hereby waives  diligence,  presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of Viacom, any right to require a proceeding filed first against Viacom, protest or notice with respect to the Notes or the btedness evidenced thereby and all demands whatsoever.

     SECTION 4. No Waiver; Remedies. No failure on the part of any holder of the Notes to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise eof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 5. Continuing Guarantee; Transfer of Interest. This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until the earliest to occur of (A) the date on which the Guarantor shall consolidate with or merge into Viacom or any successor thereto, (B) date on which Viacom or any successor thereto shall consolidate with or merge into the Guarantor or (C) payment in full of the Obligations, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by any holder of Notes, by the Trus tee, and by their respective successors, transferees, and assigns.

     SECTION 6. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any holder of the Notes or the Trustee upon the insolvency, bankruptcy o organization of Viacom or otherwise, all as though such payment had not been made.

     SECTION 7. Limitation of Guarantor's Liability. The Guarantor, and by its acceptance of this Guarantee each holder of Notes, hereby confirms that it is the intention of all such parties that in no event shall any obligations of the Guarantor under its Guarantee constitute a fraudu transfer or conveyance for purposes of, or result in a violation of, any United States federal or applicable United States state law. To effectuate the foregoing intention, in the event that this Guarantee would, but for this sentence, constitute or result in such a transfer or violation, t hen the liability of the Guarantor under its Guarantee shall be reduced to the extent necessary to eliminate such violation under the applicable fraudulent conveyance or similar law.



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     SECTION 8.  Amendment.  The Guarantor may amend this  Guarantee at any time for any purpose without the consent of the Trustee or any holder of the Notes.

     SECTION 9. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OFNEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        PARAMOUNT COMMUNICATIONS INC.


                                        By: /s/ GEORGE S. SMITH, JR.
                                           -----------------------------------
                                           Name:  George S. Smith, Jr.
                                           Title: Senior Vice President,
                                                  Chief Financial Officer





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